UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 6, 2007 (July 1, 2007)

INLAND AMERICAN REAL ESTATE TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51609	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On July 1, 2007, Inland American Real Estate Trust, Inc., a Maryland corporation (the “Company”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated April 2, 2007 (the “Merger Agreement”), among the Company, Inland American Acquisition (Winston), LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“MergerCo” and together with the Company, the “Company Parties”), Winston Hotels, Inc., a North Carolina corporation (“Winston”), and WINN Limited Partnership, a North Carolina limited partnership and Winston’s operating partnership (“WINN” and, together with Winston, the “Winston Parties”).  Pursuant to the Merger Agreement, Winston has merged with and into MergerCo, with MergerCo continuing as the surviving entity of the merger.  At closing, the Company purchased 100 units of partnership interest in WINN for a purchase price of $19.5 million, making the Company the sole limited partner of WINN.  Additionally, each common unit of MergerCo was converted into one common unit of the surviving entity of the merger and each issued and outstanding share of Winston’s common stock (other than shares owned by the Company, MergerCo, Winston, WINN and its and their respective subsidiaries) was converted into, and cancelled in exchange for, the right to receive $15.00 in cash to be paid by us, without interest ($441 million in the aggregate).  Each issued and outstanding share of the Series B preferred stock of Winston was converted into, and cancelled in exchange for, the right to receive an amount equal to the sum of (1) $25.38 per share ($93 million in the aggregate) plus (2) a dividend equal to $0.50 per share of Series B preferred stock ($1.8 million in the aggregate).  Further, each partnership interest in WINN that was not specifically designated as a Series B preferred unit was converted into, and cancelled in exchange for, the right to receive an amount in cash equal to $15.00.

Immediately following the merger, the Company converted the surviving entity from a limited liability company to a corporation, Inland American Winston Hotels, Inc.  A newly formed holding company, Inland American Lodging Group, Inc., now owns 100% of the stock of Inland American Winston Hotels, Inc., including the 100 partnership units of WINN.

Item 9.01 Financial Statements and Exhibits

(a)           Financial statements of businesses acquired

The audited financial statements and unaudited interim financial statements of Winston for the three year period ended December 31, 2006 and the interim period ended March 31, 2007, respectively, are filed with this Form 8-K.  The acquisition of Winston constitutes a significant acquisition, which pursuant to Rule 3-05 of Regulation S-X, requires presentation of the financial statements required by Regulation S-X, and attached as Exhibit 99.1 hereto.

(b)           Pro forma financial information

The pro forma financial information required pursuant to Article 11 of Regulation S-X related to the acquisition of Winston is attached as Exhibit 99.2 hereto.

(d)           Exhibits

2.1

Agreement and Plan of Merger, dated April 2, 2007, by and among Inland American Real Estate Trust, Inc., Inland American Acquisition (Winston), LLC, Winston Hotels, Inc. and WINN Limited Partnership (incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K dated April 5, 2007, as filed by the Company with the Securities and Exchange Commission on April 6, 2007)

99.1	Financial statements of Winston Hotels, Inc.
99.2	Pro forma financial statements of Inland American Real Estate Trust, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date: July 6, 2007	By:	/s/ Lori J. Foust
	Name:	Lori J. Foust
	Title:	Treasurer and Principal Accounting Officer

EXHIBIT INDEX

2.1

Agreement and Plan of Merger, dated April 2, 2007, by and among Inland American Real Estate Trust, Inc., Inland American Acquisition (Winston), LLC, Winston Hotels, Inc. and WINN Limited Partnership (incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K dated April 5, 2007, as filed by the Company with the Securities and Exchange Commission on April 6, 2007)

99.1	Financial statements of Winston Hotels, Inc.
99.2	Pro forma financial statements of Inland American Real Estate Trust, Inc.